EXHIBIT 23.2


         [LETTERHEAD OF MARSHALL, O'TOOLE, GERSTEIN, MURRAY & BORUN]



                                 August 28, 1997


Board of Directors
XOMA Corporation
2910 Seventh Street
Berkeley, CA 94710

                     Re: Registration Statement on Form S-3

Gentlemen:

     Marshall, O'Toole, Gerstein, Murray & Borun hereby consents to the disclosure of our relationship as patent counsel to XOMA Corporation (the "Company") in the Company's Registration Statement on Form S-3 (the "Registration Statement"), and in particular the references to us under the headings "Risk Factors - No Assurance of Patent Protection/Avoidance of Patent Infringement" and "Legal Opinions," and to the filing of this consent as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    Marshall, O'Toole, Gerstein,
                                      Murray & Borun